Morgan Stanley New Discoveries Fund
                     Item 77(o) 10f-3 Transactions
                   October 1, 2002 - March 31, 2003


Security Date of    Price    Shares  %of     Total        Purcha  Broker
         Purchase   Of       Purcha  Assets  Issued       sed
                    Shares   sed                          By
                                                          Fund

Amylin   01/16/03   $16.60   10,400  0.138%  $152,720,00  0.113%  Goldman,
Pharmace                                     0                    Sachs &
uticals                                                           Co.;
                                                                  Lehman
                                                                  Brothers
                                                                  Inc.;
                                                                  Banc of
                                                                  America
                                                                  Securitie
                                                                  s LLC;
                                                                  Fortis
                                                                  Securitie
                                                                  s
                                                                  Incorpora
                                                                  ted;
                                                                  Morgan
                                                                  Keegan &
                                                                  Company,
                                                                  Inc.